Answers Reports Third Quarter 2006 Financial Results

Continued Strong Quarterly Growth

New York, NY, November 9, 2006 - Answers Corporation (NASDAQ: ANSW), creators of Answers.com™, today reported unaudited financial results for the third quarter ended September 30, 2006.

"We are very pleased with the quarter, as our traffic and monetization continue their solid growth”, said Bob Rosenschein, CEO. “Our more recent announcements regarding The New York Times, CBSNews.com, Microsoft Internet Explorer 7 add-ons, and our acquisition of the FAQ Farm user-generated content site only increase our momentum. According to comScore Media Metrix, Answers.com was the 73rd most popular web property in the US based on reaching 11.2 million unique visitors in October 2006.”

Q3 2006 Financial Results

•	Answers reported total revenues of $1,858 thousand for the third quarter of 2006, an increase of $347 thousand or 23%, over the $1,511 thousand reported in the second quarter of 2006.

•
Answers.com advertising revenues, which accounted for almost all of the Company’s revenues, were $1,810 thousand for the third quarter of 2006, an increase of $353 thousand or 24%, over the $1,457 thousand reported in the second quarter of 2006.

•	GAAP operating loss in the third quarter of 2006 was $1,296 thousand, a decrease of $1,595 thousand or 55%, compared to the $2,891 thousand reported in the second quarter of 2006.

•	Non-GAAP operating loss in the third quarter of 2006 was $613 thousand, an improvement of $211 thousand or 26%, compared to the $824 thousand reported in the second quarter of 2006.

•
GAAP net loss in the third quarter of 2006 was $1,191 thousand, a decrease of $1,767 thousand or 60% compared to the $2,958 thousand reported in the second quarter of 2006. GAAP net loss per share for the third quarter of 2006 was $0.15, compared to $0.39 for the second quarter in 2006.

•
Non-GAAP net loss in the third quarter of 2006 was $508 thousand, an improvement of $156 thousand or 23% compared to the $664 thousand reported in the second quarter of 2006. Non-GAAP net loss per share for the third quarter of 2006 was $0.07, compared to $0.09 for the second quarter in 2006.

Non-GAAP operating expenses, Non-GAAP operating loss, Non-GAAP net loss, and Non-GAAP net loss per share (collectively, “Non-GAAP Financial Measures”) are computed net of certain material items, as follows: (1) stock-based compensation, including amounts resulting from the acquisition of Brainboost Technology, LLC; (2) amortization of acquired technology resulting from the acquisition of Brainboost Technology, LLC and (3) penalty payments to the sellers of Brainboost Technology, LLC that were made because the Answers Corporation shares of common stock they received in connection with the Brainboost acquisition were not registered prior to April 1, 2006. On December 1, 2005, the Company acquired Brainboost Technology, LLC, creators of the Brainboost Answer Engine, for $4 million in cash and 439,000 shares of restricted common stock, including certain price protection rights. Further details regarding this transaction can be found in the Form 8-K filed with the SEC on December 7, 2005. Beginning the fourth quarter of 2006, Non-GAAP Financial Measures will also be net of amortization resulting from our acquisition of FAQ Farm™ (www.faqfarm.com) for $2 million in cash. Further details regarding this transaction can be found in the Form 8-K filed with the SEC on November 8, 2006. We use Non-GAAP Financial Measures for internal managerial purposes, when publicly providing our business outlook, and to facilitate period-to-period comparisons. Non-GAAP Financial Measures are used in addition to and in conjunction with results presented in accordance with GAAP. We believe that our Non-GAAP Financial Measures are useful information to both management and investors by excluding certain items that may not be indicative of our core operating results. A limitation resulting from such exclusion is that it does not reflect the periodic costs of certain acquired technology used in generating revenues in the Company’s business. A further limitation associated with our Non-GAAP Financial Measures is that they do not include stock-based compensation expense related to our employees. Our Non-GAAP Financial Measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The Non-GAAP Financial Measures have been reconciled to the nearest GAAP measure and are included at the end of this release.

Business Outlook - Fourth Quarter 2006

The following business outlook is based on the Company’s current information and expectations as of November 9, 2006. Answers undertakes no obligation to update the outlook, or any portion thereof, prior to the release of the Company’s next earnings announcement, notwithstanding subsequent developments; however, Answers may update the outlook or any portion thereof at any time at its discretion.

Three months ending December 31, 2006
$ (thousands)

Revenues	2,350 – 2,500

Net loss	1,000 – 1,250
Stock-based compensation	(500 – 525)

Amortization of acquired technology related to the Brainboost and FaqFarm acquisitions	(275 – 350)

Net loss before stock-based compensation and amortization related to the Brainboost and FaqFarm acquisitions (Non-GAAP Net Loss):	225 – 375

A conference call to review the Q-3 2006 financial results will follow this release today at 4:30 PM ET. The company’s management will host the call, discuss its quarterly results and will provide insight into its business outlook. The call will be followed by a question and answer session. Investors are invited to listen to the conference call and the replay over the Internet through Answers' Website, within its Investor Relations page at http://ir.answers.com. To listen to the live call via webcast, please go to our Website at least 10 minutes early to connect and register. To dial in to listen and/or submit a question, please dial 800-289-0528 and request the Answers call. For those unable to listen to the live broadcast, a replay will be available on the site shortly after the call.

About Answers

Answers Corporation (NASDAQ: ANSW) operates www.answers.com, the “encyclo∙diction∙almanac∙apedia” covering almost four million topics drawn from more than 100 trusted reference titles, as well as material written by its own editorial team. Founded in 1999 by CEO Bob Rosenschein, Answers.com access is built in to the Firefox and Opera browsers, and its content is integrated into sites like Amazon’s A9, The New York Public Libraries’ homeworkNYC.org, The New York Times and others. Answers Corporation also owns and runs www.blufr.com, a unique, addictive game that offers an entertaining trivia experience. For investment information, visit ir.answers.com. (answ-f)

Cautionary Statement

Some of the statements included in this press release are forward-looking statements that involve a number of risks and uncertainties, including, but not limited to, statements regarding future market opportunity and future financial performance. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Important factors may cause our actual results to differ materially, including, but not limited to, our inability to increase the number of persons who use our products, our inability to increase the number of partners who will generate increased traffic to our sites, our failure to improve the monetization of our products, a change in the algorithms and methods used by Google, the provider of the vast majority of our search engine traffic, and other search engines to identify web pages towards which traffic will ultimately be directed or a decision to otherwise restrict the flow of users visiting www.answers.com, a decision by Google, Inc. to discontinue directing user traffic to www.answers.com through its definition link and other risk factors identified from time to time in our SEC filings, including, but not limited to, our registration statement on Form S-3/A filed in May 2006 and declared effective in June 2006. Any forward-looking statements set forth in this press release speak only as of the date of this press release. We do not intend to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. This press release and prior releases are available at www.answers.com. The information in Answers' website is not incorporated by reference into this press release and is included as an inactive textual reference only.

(Tables to follow)
Investor Contact:	Press Contact:

Bruce D. Smith, CFA VP of Strategic Development bruce@answers.com 646.502.4780	Jay Bailey Director of Marketing j@answers.com 888.248.9613

Answers Corporation

Unaudited Consolidated Statements of Operations

(in thousands, except for share and per share data)

	Three months ended September 30		Nine months ended September 30
	2006	2005	2006	2005
	$	$	$	$

Revenues:
Answers.com advertising revenue	1,810	500	4,357	964
Answers service licensing	44	45	143	57
Subscriptions	4	19	23	143
	1,858	564	4,523	1,164

Costs and expenses:
Cost of revenue	844	304	2,336	832
Research and development	621	275	5,209	915
Sales and marketing	924	519	2,244	1,331
General and administrative	765	693	2,530	2,624
Total operating expenses	3,154	1,791	12,319	5,702

Operating loss	(1,296)	(1,227)	(7,796)	(4,538)

Interest income, net	144	157	430	387
Other expense, net	(17)	(15)	(220)	(35)

Loss before income taxes	(1,169)	(1,085)	(7,586)	(4,186)

Income taxes	(22)	(5)	(42)	(11)

Net loss	(1,191)	(1,090)	(7,628)	(4,197)

Basic and diluted net loss per common share	(0.15)	(0.15)	(1.00)	(0.63)

Weighted average shares used in computing basic and diluted net loss per common share	7,782,820	7,069,553	7,632,283	6,703,989

Answers Corporation

Unaudited Non-GAAP results of operations for the third and second quarter of 2006, reconciled to the nearest comparable GAAP measures

(in thousands, except share and per share data)

	Three months ended September 30, 2006			Three months ended June 30, 2006
	Actual	Adjustments	Non-GAAP Results	Actual	Adjustments	Non-GAAP Results
	$	$	$	$	$	$

Revenues	1,858	-	1,858	1,511	-	1,511

Cost of revenue	844	(1)33	588	808	(1)33	552
		(2)223			(2)223
Research and development	621	(1)79	542	1,951	(1)93	462
					(3)1,396
Sales and marketing	924	(1)168	756	678	(1)160	518
General and administrative	765	(1)180	585	965	(1)162	803
Total operating expenses	3,154	683	2,471	4,402	2,067	2,335

Operating loss	(1,296)	683	(613)	(2,891)	2,067	(824)

Interest income, net	144	-	144	145	-	145
Other expense, net	(17)	-	(17)	(201)	(4)227	26

Loss before income taxes	(1,169)	683	(486)	(2,947)	2,294	(653)

Income taxes	(22)	-	(22)	(11)	-	(11)

Net loss	(1,191)	683	(508)	(2,958)	2,294	(664)

Net loss per share - basic and diluted	(0.15)		(0.07)	(0.39)		(0.09)

Shares used in per share calculation - basic and diluted	7,782,820		7,782,820	7,678,328		7,678,328

(1) To eliminate stock-based compensation costs, except for amounts resulting from the Brainboost acquisition noted in (3) below.

(2) To eliminate amortization of acquired technology, resulting from the acquisition of the Brainboost answer engine in December 2005.
  Balance remaining as of September 30, 2006, of $4.612 million, to be amortized through December 2011.

(3) To eliminate stock-based compensation costs, resulting from certain portions of the stock component of the Brainboost purchase price that were deemed compensation expense.

(4) To eliminate penalty payments of $227 thousand to the sellers of Brainboost Technology, LLC, that was made because the 439,000 Answers
  Corporation shares they received in conjunction with the Brainboost acquisition, were not registered before April 1, 2006.

Answers Corporation

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	September 30	December 31
	2006	2005
	$	$
Assets:

Current assets:
Cash and cash equivalents	2,927	2,840
Investment securities	7,896	11,163
Accounts receivable	1,246	451
Other prepaid expenses and other current assets	419	349
Total current assets	12,488	14,803

Long-term deposits (restricted)	215	211

Deposits in respect of employee severance obligations	800	610

Property and equipment, net	961	597

Other assets:
Intangible assets, net	4,764	5,384
Prepaid expenses, long-term	304	254
Deferred tax asset, long-term	11	13
Total other assets	5,079	5,651

Total assets	19,543	21,872

Liabilities and stockholders' equity

Current liabilities:
Accounts payable	167	305
Accrued expenses	711	673
Accrued compensation	530	322
Deferred revenues, short-term	45	67
Total current liabilities	1,453	1,367

Long-term liabilities:
Liability in respect of employee severance obligations	786	622
Deferred tax liability, long-term	187	98
Deferred revenues, long-term	426	442
Total long-term liabilities	1,399	1,162

Stockholders' equity:
Common stock; $0.001 par value	8	8
Additional paid-in capital	70,953	69,492
Deferred compensation	-	(3,518)
Accumulated other comprehensive loss	(32)	(29)
Accumulated deficit	(54,238)	(46,610)
Total stockholders' equity	16,691	19,343

Total liabilities and stockholders' equity	19,543	21,872